Exhibit 99.2

nFinanSe to Change Trading Symbol From MBEU to NFSE Effective December 26, 2006

BRADENTON, Fla., Dec. 22, 2006 (PRIME NEWSWIRE) -- nFinanSe Inc. (OTCBB:MBEU) today announced that, as part of its recent name change from Morgan Beaumont, Inc. and its previously announced 1-for-20 reverse stock split of outstanding shares of common stock, nFinanSe will change its OTC trading symbol from MBEU to OTCBB:NFSE.

As a result, effective at the opening of trading on Tuesday, December 26, 2006, all shares of nFinanSe Inc. (formerly Morgan Beaumont, Inc.) will be traded under the symbol NFSE.

About nFinanSe Inc.

nFinanSe Inc. is an innovative financial services company and provider of stored value and prepaid card solutions headquartered in Bradenton, Florida. nFinanSe has developed the nFinanSe Network, a secure, reliable, point of sale (POS) and PC based software platform that connects retail merchants with multiple stored value prepaid card processors and issuing banks. nFinanSe owns and operates the nFinanSe Network as a standardized, national network of stored value and prepaid card cash load stations located throughout the United States.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release include but are not limited to the planned effective date of the new trading symbol and are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K for the year ended September 30, 2005 on file with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT: nFinanSe Inc.
      Clare J. Morgan, Vice President, Marketing
      (941) 753-2875